UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2012

ASSOCIATED BANC-CORP

(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road

Green Bay, Wisconsin 54304

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 491-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2012, the Board of Directors of Associated Banc-Corp (the “Company”) approved new compensation arrangements applicable to the Company’s non-employee directors beginning January 1, 2013. The material terms of the new arrangements are described below.

Purpose of the Changes

The new arrangements are intended to provide the Company’s non-employee directors a compensation package which is competitive in the market and which aligns director compensation with the interests of shareholders. In addition, the new arrangements replace meeting fees with a flat retainer, except for a participant in ad hoc committee meetings.

Cash Retainers and Fees

Under the new arrangements, a cash retainer of $70,000 will be payable to each non-employee director annually. An additional annual cash retainer of $100,000 will be payable to a non-employee director serving as Chairman of the Board (this is the same amount previously paid to the Chairman). The Company will also pay an annual cash retainer of $10,000 to each non-employee director who is serving as the Chairperson of a standing committee of the Board (the Audit, Compensation and Benefits, Corporate Development, Corporate Governance, Enterprise Risk and Wealth Management and Trust Committees). In addition, each non-employee director who is a member of an ad hoc committee of the Board will receive a meeting fee of $1,500 for each committee meeting attended. All or any portion of these cash retainer fees may be deferred at the election of each director in accordance with the terms of the Company’s Directors’ Deferred Compensation Plan.

Equity Awards

Upon a non-employee director’s initial appointment or election to the Board of Directors, such director will be granted Restricted Share Units (“RSUs”) with a fair market value of $70,000. In addition, each continuing non-employee director will be granted RSUs with a fair market value of $70,000 annually. The RSUs, which will be granted under the Company’s 2010 Incentive Compensation Plan (the “Plan”) or any successor to such plan, will become fully vested on the fourth anniversary of grant. RSUs will be settled in shares of the Company’s common stock. The Compensation and Benefits Committee of the Board has the authority to accelerate the vesting of RSUs if a director leaves the Board before the RSUs have vested, if and to the extent the committee determines that such vesting is appropriate under the circumstances. Outstanding RSUs will be credited with dividend equivalents in accordance with the terms of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED BANC-CORP

Dated: December 14, 2012	By:	/s/ Randall J. Erickson
Randall J. Erickson Executive Vice President, General Counsel and Corporate Secretary

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